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                                                                EXHIBIT 4.3


                          HEALTHCARE RECOVERIES, INC.
                          DIRECTORS' STOCK OPTION PLAN

              1. Purpose. The Healthcare Recoveries, Inc. Directors' Stock Option Plan (the "Plan") is intended as an incentive and as a means of encouraging stock ownership by non-employee members of the Board of Directors of Healthcare Recoveries, Inc. (the "Company").

              2.        Administration.

              (a) The Plan shall be administered, construed and interpreted by the Compensation Committee (the "Committee") of the Board of Directors. During any time that the Board of Directors does not have a Compensation Committee, the duties of the Committee under the Plan shall be performed by the Board of Directors.

              (b) The interpretation and construction by the Committee of any provision of the Plan, any option granted under it or any Stock Option Agreement and any determination by the Committee, pursuant to any provision of the Plan, any such option or any provisions of a Stock Option Agreement, shall be final and conclusive. The terms and conditions of each individual Stock Option Agreement shall be in accordance with the provisions of the Plan, but the Committee may provide for such additional terms and conditions, not in conflict with the provisions of the Plan, as it deems advisable.

              3. Eligibility. Members of the Board of Directors who are not employees of the Company or any subsidiary shall be granted options under and pursuant to the terms of the Plan.

              4. Stock. The stock subject to the options and other provisions of the Plan shall be authorized but unissued or reacquired shares of the $.001 par value Common Stock of the Company (the "Common Stock"). Subject to readjustment in accordance with the provisions of Section 6(h), the total amount of Common Stock on which options may be granted to Directors under the
Plan shall not exceed in the aggregate        shares.

              If any outstanding option (or portion thereof) under the Plan for any reason expires unexercised or is terminated without exercise prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option again may be subjected to an option under the Plan.

              5. Grant of Options. Each eligible Director shall be granted on the later of the date of consummation of the initial public offering of the Common Stock, or the date he or she first becomes a Director an option
to purchase       shares of Common Stock, and each eligible Director shall be granted on the date of each annual meeting of stockholders of the Company
beginning in 1998 an option to purchase      shares of Common Stock, for so
long as shares are available under the Plan, but no option shall be granted after March 31, 2002. Options granted shall be subject to the vesting and other terms and conditions of the Plan and each optionee's Stock Option





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Agreement.

              6. Terms and Conditions of Options. Stock options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Committee from time to time shall approve; such agreements and the stock options granted by such agreements shall comply with and be subject to the following terms and conditions:

                        (a) Number of Shares. Each Stock Option Agreement shall state the total number of shares of Common Stock to which it pertains.

                        (b) Exercise Price. In the case of options granted on the date of consummation of the initial public offering of the Common Stock, the exercise price per share shall be the initial public offering price per share. In all other cases, the exercise price per share shall be the arithmetic average of the Fair Market Value per share of the Common Stock on the ten trading days that precede the date of grant, including the date of grant as the tenth trading day, on which shares of the Common Stock are traded.

                        (c) Medium and Time of Payment. The exercise price shall be payable upon the exercise of the option, or as provided in Section 6(f) if the Company adopts a broker-directed cashless exercise/resale procedure, in each case in an amount equal to the number of shares then being purchased times the per share exercise price. Payment at the election of the optionee, shall be (i) in cash; (ii) by delivery to the Company of a certificate or certificates for shares of Common Stock, duly endorsed for transfer to the Company with signature guaranteed by a member firm of the New York Stock Exchange or by a national banking association; (iii) by the withholding by the Company of shares of stock that otherwise would be issued to the optionee as a result of the exercise of such option to the extent that the optionee elects to pay such exercise price through such withheld shares of Common Stock; or (iv) by a combination of (i), (ii) and
              (iii). In the event of any payment by delivery or withholding of shares of Common Stock, such shares shall be valued on the basis of their Fair Market Value determined as of the day prior to the date of delivery or withholding. If payment is made by delivery of shares of Common Stock, the value of such shares may not exceed the total exercise price payment; but the preceding clause shall not prevent delivery of a stock certificate for a number of shares having a greater value, if the number of shares to be applied to payment of the exercise price is designated by the optionee and the optionee requests that a certificate for the remainder shares be delivered to the optionee.

                        In addition to the payment of the purchase price of the
              shares then being purchased, an optionee shall also, pursuant to
              Section 12, pay to the Company or otherwise provide for an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax withholding provisions of the Internal Revenue Code and other applicable income tax laws.





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                        (d)       Fair Market Value.  For purposes of Sections
              6(b) and (c), Fair Market Value of Common Stock shall be determined on the applicable date as follows. If the Common Stock is registered on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) or is regularly traded in the over-the-counter market on the date of determination, the Fair Market Value per share of the Common Stock shall be determined as the price equal to the mean between the high and low sales prices of a share of the Common Stock on said national securities exchange on that day [or, for purposes of Section 6(c), if no shares of the stock are traded on that date but there were shares traded on dates within a reasonable period both before and after such date, the Fair Market Value shall be the weighted average of the means between the high and low sales prices of the stock on the nearest date before and the nearest date after that date on which shares of the stock are traded] or of the mean between the high "bid" and low "asked" prices per share in said over-the-counter market on that day, as reported by the National Association of Securities Dealers. If the Common Stock is traded on two national securities exchanges, the Fair Market Value shall be determined by the weighted average Fair Market Value on such exchanges unless one of such exchanges is the New York Stock Exchange in which case Fair Market Value shall be determined by prices on that exchange. If the Common Stock is traded both on a national securities exchange and in the over-the-counter market, the Fair Market Value shall be determined by the prices on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case the Fair Market Value shall be determined by reference to such consolidated reporting system. If the Common Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the stock from all relevant available facts which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such stock to the extent they are representative.

                        (e) Terms of Options; Date of Exercise. Terms of options granted under the Plan shall commence on the date of grant and shall expire on March 31, 2007, subject to Section 6(g). Each option shall become exercisable when vested.

                        (f) Method of Exercise. Options shall be exercised (i) by written notice directed to the Secretary of the Company at its principal place of business, accompanied by payment [made in accordance with Section 6(c)], in cash or personal check (which will be accepted subject to collection), or by certificates for shares of the Common Stock, or by directions for withholding of shares, or by a combination of the foregoing, of the option price for the number of shares specified in the notice of exercise and by any documents required by Section 6(j), or (ii) by complying with the exercise and other





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              provisions of any broker-directed cashless exercise/resale procedure adopted by the Company and approved by the Committee, and by delivery of any documents required by Section 6(j). The Company shall make delivery of such shares within a reasonable period of time or in accordance with applicable provisions of any such broker-directed cashless exercise/resale procedure; provided, however, that if any law or regulation requires the Company to take any action (including but not limited to the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                        (g) Effect of Termination of Service as a Director. If an optionee during his life ceases to be a non-employee Director of the Company (including its subsidiaries) due to voluntary resignation as a Director, voluntary decision not to stand for reelection or removal as a Director by the stockholders for cause, then the unvested portion of any option shall terminate on the earlier to occur of (i) the expiration date of the option, or (ii) the date of termination of service as a non-employee Director. If an optionee ceases to be a Director for any other reason, the unvested portion of options shall vest on the date of termination of service and may thereafter be exercised in accordance with their terms. In the event of the death of the optionee while he is a non-employee Director of the Company or after termination of such service, the vested portion any option may be exercised by his personal representatives, heirs or legatees at any time prior to the expiration of six months from the date of death of the optionee, but in no event later than the date of expiration of the option.

                        (h) Adjustments Upon Changes in Capitalization. If the Common Stock should, as a result of a stock split or stock divided, combination of shares, recapitalization or other change in the capital structure of the company or exchange of Common Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of other securities of the Company, or any other corporation, then the number of shares covered by options, the number and kind of shares which thereafter may be distributed or issued under the Plan and the per share option price of options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, optionees.

                        (i) Who May Exercise. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution; and, during the lifetime of an optionee, the option shall be exercisable only by him.

                        (j) Optionee's Agreement. If, in the opinion of counsel for the Company, such action is necessary or desirable, no option shall be granted to any optionee unless





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              at such time such optionee represents and warrants that the stock will be acquired for investment only and not for purposes of resale or distribution and makes such further representation and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the stock. If at the time of the exercise of any option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the optionee shall represent and warrant that he is purchasing the shares that are subject to the option for investment and not with any present intention to resell or distribute the same or make other and further representations and warranties with regard to the holding and resale of the shares, the optionee, upon the request of the Committee, will execute and deliver to the Company an agreement or affidavit to such effect. All certificates issued pursuant to the exercise of any option shall be marked with a restrictive legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable.

                        (k) Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to shares covered by his option until the date of the issuance of the shares to him and only after such shares are fully paid. Unless specified in
              Section 6(h), no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

                        (l) Vesting. The right to purchase 33 1/3% of the shares of Common Stock covered by an option shall vest on the March 1st next following the date of grant and on each succeeding March 1st until fully vested, provided that the optionee must be a non-employee Director of the Company on a March 1st in order for options to vest on such March 1st.

                        (m) Miscellaneous Provisions. The Stock Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option as the Committee shall deem advisable.

              7.        Effective Date and Termination of Plan.

              (a) The Plan shall become effective upon adoption by the Board of Directors of the Company.

              (b) The Plan, with respect to the granting of options, shall terminate at midnight on March 31, 2002, but the Board of Directors may terminate the Plan at any time prior to said time and date. Such termination of the Plan by the Board of Directors shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the affected optionee





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shall so consent.

              8. Fractional Shares. If any provision of this Plan or a Stock Option Agreement would create a right to acquire a fractional share, such fractional share shall be disregarded.

              9. Successor Corporation. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company and shall continue to be binding upon the Company notwithstanding any change in ownership of the Company. The Company agrees that it will make appropriate provision for the preservation of optionees' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such transfer of assets or ownership.

              10. Non-Alienation of Benefits. Except insofar as applicable law may otherwise require, (i) no options, rights or interest of optionees or Common Stock deliverable to any optionee at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge of encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii), to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements, or torts of any optionee. Nothing in this Section 10 shall prevent a optionee's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA; provided, however, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee or its designee shall have been furnished before or after the death of such optionee with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

              11. Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Company may consider appropriate, and may require any optionee to furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

              12. Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to options under the Plan, including, but not limited to, (i) deducting the amount required to be withheld from any amount then or thereafter payable to an optionee, beneficiary or legal representative, (ii) requiring an optionee , beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing shares, or (iii) complying with applicable provisions of any broker-directed cashless exercise/resale procedure adopted by the Company pursuant to Section 6(f). If, in the exercise of an Option, the Company requires payment pursuant to (ii), then, to the extent permitted by the Company in its discretion,





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payment may be made in any medium provided for in subsection (d) of Section 6.

              13. No Liability of Directors. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer and Director of the Company, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Company's governing instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Company.

              14. Amendment. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Securities Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of any stock exchange as long as the Common Stock is listed for trading on such exchange. The Committee also may suspend the granting of options under this Plan at any time; provided, however, the Company shall not have the right unilaterally to modify, amend or cancel any option granted before such suspension unless (1) the optionee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 6(h) of this Plan.

              15. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

              16. Governing Law. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without reference to the principles of conflicts of law thereof.

              17. Expenses. All expenses of administering the Plan shall be borne by the Company.





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